Exhibit T3A-5

AMENDED AND RESTATED

DELAWARE

CERTIFICATE OF INCORPORATION

OF

TRUMP HOTELS & CASINO RESORTS FUNDING, INC.

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The original Certificate of Incorporation was filed with the Secretary of State on March 28, 1995. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

ARTICLE I

The name of the corporation (the “Corporation”) is: TRUMP HOTELS & CASINO RESORTS FUNDING, INC.

ARTICLE II

The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share.

ARTICLE V

A. New Jersey Shareholder Qualification. The New Jersey Casino Control Commission (the “Commission”) shall have the prior right to approve any and all transfers of the Corporation’s securities, shares or other interests in the Corporation and in any non-publicly traded holding company, intermediary company or subsidiary thereof, as said terms are defined in the Casino Control Act, as amended or as may hereinafter be amended. The Corporation shall have the absolute right to repurchase at market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act, provided that such repurchase price shall be payable only in cash. Every security, share or other interest (other than publicly traded debt securities) in the Corporation and issued by the Corporation shall bear, on both sides of the certificate evidencing same, a statement of the foregoing restrictions and the additional restrictions imposed by N.J.S.A. 5:12-105.

Notwithstanding anything herein to the contrary, the provisions of the preceding paragraph shall not apply to publicly traded debt securities of the Corporation. Such debt securities shall be held subject to the condition that if any such holder is found disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder shall (a) dispose of his or her interest in the Corporation; (b) not receive any interest upon any such securities; and (c) not receive any remuneration in any form from the casino licensee for services rendered or otherwise. If any unsuitable or disqualified holder fails to dispose of his securities within 180 days following such disqualification, (i) such securities shall be subject to redemption by the Corporation, as provided in Section D of this Article V, provided further that the redemption price of such securities shall be payable only in cash and not in Redemption Securities or any combination thereof, and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys’ fees, incurred by the Corporation as a result of such holder’s continuing ownership or failure to divest promptly.

B. Indiana Shareholder Qualification. No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the IGC information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by the IGC; (ii) respond to written or oral questions that may be propounded by the IGC; and (iii) consent to the performance of any background investigation that may be required by the IGC, including without limitation thereto, an investigation of any criminal record of such Person.

The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Indiana Riverboat Gambling Act and the rules promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until one (1) of the following occurs:

(1)	The Corporation shall cease to be subject to the jurisdiction of the Indiana Gaming Commission.

(2)	The Indiana Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the Corporation and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Indiana Riverboat Gambling Act and rules promulgated thereunder. Any transfer in violation thereof shall be void until one (1) of the following occurs:

(1)	The Corporation shall cease to be subject to the jurisdiction of the Indiana Gaming Commission.

(2)	The Indiana Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Indiana Gaming Commission at any time determines that a holder of voting securities or other voting interests of the Corporation shall be denied the application for transfer, then the issuer of such voting securities or other voting interests may, within thirty (30) days after the denial, purchase such voting securities or other voting interests of such denied applicant at the lesser of:

(1)	the market price of the ownership interest; or

(2)	the price at which the applicant purchased the ownership interest;

unless such voting securities or other voting interests are transferred to a suitable person (as determined by the commission) within thirty (30) days after the denial of the application for transfer of ownership.

Until such voting securities or other voting interests are owned by persons found by the commission to be suitable to own them, the following restrictions must be followed:

(1)	The Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests.

(2)	The holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote.

(3)	The Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests as provided in this Article V.

C. Mississippi Shareholder Qualification. No Person may become the Beneficial Owner of five percent (5%) or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless such Person agrees in writing to: (i) provide to the MGC information regarding such Person, including without limitation thereto, information regarding other gaming-related activities of such Person and financial statements, in such form, and with such updates, as may be required by the MGC; (ii) respond to written or oral questions that may be propounded by the MGC; and (iii) consent to the performance of any background investigation that may be required by the MGC, including without limitation thereto, an investigation of any criminal record of such Person.

The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Mississippi Gaming Control Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding.

No voting securities or other voting interests issued by the Corporation and no interest, claim, or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Mississippi Gaming Control Act and regulations promulgated thereunder. Any transfer in violation thereof shall be void.

If the MGC at any time determines that a holder of voting securities or other voting interests of the Corporation shall be denied the application for transfer, then the issuer of such voting securities or other voting interests may purchase such voting securities as provided in Section D of this Article V, unless such voting securities or other voting interests are transferred to a suitable person (as determined by the MGC). The Mississippi Gaming Control Act and the regulations promulgated thereunder shall govern in the event of such denial.

Until such voting securities or other voting interests are owned by persons found by the MGC to be suitable to own them, the following restrictions must be followed:

(1)	The Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests.

(2)	The holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote.

(3)	The Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests as providers in this Article V.

D. Disqualified Holders. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, but subject to the provisions of any resolution of the Board creating any series of preferred stock or any other class of stock which has a preference over Common Stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock or debt securities held by a Disqualified Holder shall be subject to redemption at any time by the Corporation by action of the Board, pursuant to this Article V, Section D as follows:

(1)	the redemption price of the Capital Stock or debt securities to be redeemed pursuant to this Article V, Section D shall be equal to the lesser of the Fair Market Value of such Capital Stock or debt securities or the price at which such Capital Stock or debt securities were purchased, or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

(2)	the redemption price of such shares or debt securities may be paid in cash, Redemption Securities or any combination thereof;

(3)	if less than all the shares or debt securities held by Disqualified Holders are to be redeemed, the shares or debt securities to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares or debt securities thereof, selection by lot, or selection in any other manner determined by the Board;

(4)

at least thirty (30) days’ written notice of the Redemption Date shall be given to the record holders of the shares or debt securities selected to be redeemed (unless waived in writing by any such holder); provided, however, that the Redemption Date shall be deemed to be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the certificates for their shares or debt securities to be redeemed and;

(5)	from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(6)	such other terms and conditions as the Board shall determine.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors.

ARTICLE VII

Elections of directors need not be by written ballot.

ARTICLE VIII

A. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his conduct was unlawful.

B. Payment of Expenses. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

C. Nonexclusivity of Provision. The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

D. Effect of Repeal. Neither the amendment nor repeal of this Article VIII, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VIII, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article VIII, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VIII, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

E. Limitation of Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

(i)	shall have breached his duty of loyalty to the Corporation or its stockholders;

(ii)	shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii)	shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(iv)	shall have derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE IX

The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE X

For the purpose of this Certificate of Incorporation:

A. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the General Rules and Regulations under the Exchange Act. The term “registrant” as used in said Rule 12b-2 shall mean the Corporation.

B. “Beneficial Owner” shall mean any Person who, singly or together with any of such Person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Capital Stock (as determined pursuant to Rule 13d-3 of the Exchange Act).

C. “Capital Stock” shall mean any common stock, preferred stock, special stock, of any other class or series of stock of the Corporation.

D. “Casino Control Act” means the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq.

E. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stocks, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc., Automated Quotation System (including the National Market Systems) or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

F. “Commission” means the New Jersey Casino Control Commission.

G. “Disqualified Holder” shall mean any Beneficial Owner of shares of Capital Stock or debt securities of the Corporation or any of its Subsidiaries found to be disqualified by any governmental or quasi-governmental authority with applicable jurisdiction over the business, affairs, securities, or properties of the Corporation or any of its subsidiaries, including, without limitation, the Commission, the IGC, and the MGC, pursuant to the provisions of the Casino Control Act, the Indiana Riverboat Act, the Mississippi Gaining Control Act, or other applicable provision or whose holding of shares of Capital Stock or debt securities may result or, when taken together with the holding of shares of Capital Stock or debt securities by any other Beneficial Owner, may result, in the judgment of the Board, in the inability to obtain, loss or non-reinstatement of any license or franchise from any governmental agency sought or held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license or franchise is conditioned upon some or all of the holders of Capital Stock or debt securities meeting certain criteria.

H. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

I. “Fair Market Value” (a) in the case of shares of Capital Stock shall mean the average Closing Price for such Capital Stock for each of the forty-five (45) most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Section D, Paragraph (4) of Article V; provided, however, that if shares of Capital Stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board in good faith; and provided further, however, that “Fair Market Value” as to any stockholder who purchases any stock subject to redemption within one hundred twenty (120) days prior to a Redemption Date shall not (unless otherwise determined by the Board) exceed the purchase price paid for such shares and (b) in the case of property other than stock or other securities, shall mean the fair market value of such property on the date in question as determined by the Board in good faith.

J. “Gaming Control Act” means the Mississippi Gaming Control Act, Miss. Code § 75-76-1 et seq.

K. “IGC” means the Indiana Gaming Commission.

L. “Indiana Riverboat Gambling Act” means the Indiana Riverboat Gambling Act, Ind. Code § 4-33-1-1 et seq.

M. “MGC” means the Mississippi Gaming Commission.

N. “Person” shall mean any natural person, corporation, firm, partnership, limited liability company, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

O. “Redemption Date” shall mean the date fixed by the Board for the redemption of any shares of stock of the Corporation pursuant to Article V.

P. “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Section D, Paragraph (4) of Article V, at least equal to the Fair Market Value of the shares to be redeemed pursuant to Article V (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

Q. “Subsidiary” shall mean any company of which a majority of any class of equity securities is beneficially owned by the Corporation and/or another Subsidiary of the Corporation, or in the case of a partnership, in which the Corporation or any subsidiary is a general partner.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto executed this Amended and Restated Certificate of Incorporation on this 5th day of June, 1995.

TRUMP HOTELS & CASINO RESORTS FUNDING, INC.

By:	/s/ Donald J. Trump
Name:	Donald J. Trump
Title:	Chairman of the Board of Directors